UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   February 5, 2008

CONSOLIDATION SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	333-142105 (Commission File Number)	20-8317863 (IRS Employer Identification No.)

2756 N. Green Parkway, Suite 225

Henderson, NV 89014

(Address of principal executive offices)

Registrant’s telephone number, including area code  (702) 614-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On February 5, 2008, the Board of Directors of Consolidation Services, Inc. (the “Company”) authorized the temporary reduction of the warrant exercise price for the Class A, B and C Warrants (individually or collectively, the “Warrants”) from $3.00, $6.00 and $12.00 per share, respectively, to $1.00 per share in each case for the period commencing February 6, 2008 through April 30, 2008 (the “Second Warrant Reduction”).  All unexercised Warrants thereafter will revert to their original exercise prices, respectively.  The Warrants are more fully described in the Company’s current prospectus, filed with the Securities and Exchange Commission (the “SEC”) on February 1, 2008, which forms part of the Company’s registration statement declared effective by the SEC on the same date.  The purpose of the Second Warrant Reduction is to provide the Company with additional capital to close pending acquisitions and negotiate additional transactions.  Under the Second Warrant Reduction, Warrant holders who choose not to exercise their Warrants may wish to make such Warrants available for third party exercise (in each case, such third party shall be referred to as a “Standby Purchaser”) in which case, the Standby Purchaser would receive the respective number of shares of Common Stock issuable upon exercise of such Warrants and the Warrant holder would receive the Class B or C Warrants, as the case may be.

Item 9.01.  Financial Statements and Exhibits.

None.

(d)   Exhibits

99.1   Letter from Company to Warrant Holders, dated February 5, 2008.

99.2   Warrant Exercise Form.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

C ONSOLIDATION SERVICES, INC.

Dated:   February 6 , 2008

By:   /s/ Johnny R. Thomas

N ame:  Johnny R. Thomas

Title:  Chief Executive Officer and President